UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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TomoTherapy Incorporated

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Fred Robertson All Employee Email — Monday, 3/7/11- 6:00amCST.
TomoAll:
I want to share some exciting news. Today, we announced that TomoTherapy has reached an agreement to combine with Accuray, which as many of you know is a global leader in the field of radiosurgery. A copy of the press release we issued minutes ago is attached for your reference.
While I recognize that this news may come as a surprise, the Executive team and I firmly believe that this transaction presents a compelling opportunity for TomoTherapy. By joining forces with Accuray, we will create the premier radiation oncology innovator, with the scope and scale to deliver even greater benefits to patients, customers and you, our employees.
For those of you who may not be familiar with Accuray, they are the company behind the CyberKnife system, and a pioneer in the field of full-body radiosurgery, which represents the fastest-growing radiation oncology segment and offers cancer patients a painless alternative to surgery. Like us, Accuray is a technology leader in its field and its innovative technology provides a highly complementary offering to TomoTherapy’s best-in-class radiation therapy systems. Together, we will be able to offer a range of radiation oncology treatments to patients around the world.
Importantly, Accuray shares our commitment to providing innovative products and exceptional service to customers. They are equally committed to enhancing the quality of life for patients diagnosed with cancer, with a clear emphasis on treatment quality and patient care. Accuray is also dedicated to creating an engaging work environment for their employees. Through this combination, we will become part of a larger, dynamic organization that is focused on and committed to growth, which means substantial opportunities for TomoTherapy employees going forward.
To that end, Accuray recognizes the importance of Madison’s base as a center for medical excellence and innovation, and they are committed to maintaining a strong presence in the area. Accuray clearly believes in the strong foundation we have created, which is the direct result of your hard work and dedication. This transaction is a testament to the value our team has created and to the strength of our brand in the marketplace.
While the combination with Accuray is about creating an even stronger platform for the future, we recognize that this type of announcement has the potential to cause uncertainty for a period of time and that you are likely to have many questions. While we won’t have answers for a number of specifics at this time, we will be hosting an All Hands meeting for all employees today, where Accuray’s CEO Euan Thomson, Rock and I will share more details, and try to answer the questions you have. (Trish will be sending out details for this meeting shortly, including dial-in details.) As we move forward, we will be forming a joint integration team to help evaluate the businesses over the next few months, and we are committed to keeping you informed as much as possible along the way.
It’s also important to remember that today’s news is just the first step in the process, and the transaction is not expected to close until the second or third quarter as we seek regulatory and shareholder approvals. Until that time, we will continue to operate as independent entities, and for us, it is business as usual. Over the coming months, it’s critical that we maintain our positive momentum toward building a healthy business and focus on delivering on our commitments to customers — these should be our top priorities.

As always, thank you for your hard work and commitment to TomoTherapy. I look forward to speaking with you at the All Hands meeting later today.
Sincerely,
Fred
# # #
Additional Information About the Merger and Where to Find It
This communication is being made in respect of the proposed merger transaction involving Accuray Incorporated (“Accuray”) and TomoTherapy Incorporated (“TomoTherapy”). In connection with the proposed transaction, Accuray will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 and TomoTherapy will mail a proxy statement/prospectus to its shareholders, and each will also be filing other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to TomoTherapy’s shareholders. Shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about TomoTherapy and Accuray, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Vice President and General Counsel, TomoTherapy Incorporated, 1212 Deming Way, Madison, Wisconsin, 53717, (608) 824-2800.
Participants in the Solicitation
TomoTherapy and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding TomoTherapy’s directors and executive officers is available in TomoTherapy’s proxy statement for its 2010 annual meeting of shareholders and TomoTherapy’s Annual Report on Form 10-K for the year ended December 31, 2010, which were filed with the SEC on March 22, 2010 and March 3, 2011, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.
Forward-looking Statements
The foregoing may contain certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with the medical device industry and the transaction between Accuray and TomoTherapy. Except for the historical information contained herein, the matters set forth in this press release, including the expected structure and timetable for the transaction between Accuray and TomoTherapy, the transaction’s anticipated strategic and financial benefits, financial prospects and guidance, expectations regarding Accuray’s and TomoTherapy’s ongoing operations, employees, sales, product development and commercialization, synergies and economies of scale following the transaction, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or managements’ good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: the satisfaction of closing conditions for the transaction between Accuray and TomoTherapy, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act; market conditions; the effect of the announcement of the transaction on Accuray’s and TomoTherapy’s respective businesses; the impact of any failure to complete the transaction; the risk that Accuray and TomoTherapy will not realize the anticipated benefits of the transaction; the potential inability to successfully operate or integrate TomoTherapy’s business; general industry and economic conditions; and other factors beyond the companies’ control and the risk factors and other cautionary statements described in Accuray’s and TomoTherapy’s filings with the SEC. Please refer to the Risk Factors section of Accuray’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010, and the Risk Factors set forth in TomoTherapy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for a further list and description of additional business risks, uncertainties, and other factors that may affect these statements. Neither Accuray nor TomoTherapy intends to update these statements and undertakes no duty to any person to provide any such update under any circumstance.

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